UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCPINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective March 1, 2025, PetVivo, Inc., a wholly-owned subsidiary of PetVivo Holdings, Inc., (the “Company”) will begin use of a new company name, PetVivo Animal Health, Inc. The Notice of Amendment to the Articles of Incorporation involving the change of company name was acknowledged by the Minnesota Secretary of State on February 11, 2025. A copy of the Notice of Amendment to the Articles of Incorporation involving the change of company name is attached hereto as Exhibit 3.1. In addition, the By-laws of the Company were also amended and restated to reflect the name change of PetVivo, Inc. to PetVivo Animal Health, Inc. A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2.

Item 7.01 Regulation FD Disclosure

On February 27, 2025, PetVivo Holdings, Inc. issued a press release announcing the name change of PetVivo, Inc. to PetVivo Animal Health, Inc. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	Amended and Restated By-laws of PetVivo Animal Health, Inc.
99.1	Press Release of Name Change to PetVivo Animal Health, Inc., dated February 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: February 28, 2025	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer